                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_Confidential,]for Use of the
[_]Preliminary Proxy Statement              Commission Only (as Permitted by
                                            Rule 14a-6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                          Agile Software Corporation
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                         --Enter Company Name Here--
             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
   Item 22(a)(2) of Schedule 14A.

[_]$500 per each party to the controversy pursuant to Exchange Act Rule 14a-
   6(i)(3).

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

   Notes:

[LOGO OF AGILE SOFTWARE]                                        Agile Software
                                                                 Corporation
                                                                 One Almaden
                                                                    Blvd.
                                                                  12th Floor
                                                                 San Jose, CA
                                                                    95113

                                                                 Main: (408)
                                                                   975-3900
                                                               Fax: (408) 271-
                                                                     4862
                                                                   E-Mail:
                                                              info@agilesoft.com

July 27, 2000

Dear Stockholder:

   Agile's 2000 Annual Meeting of Stockholders will be held on Wednesday, August 30, 2000 at the Hotel De Anza, 233 W. Santa Clara Street, San Jose, California, located at the corner of Santa Clara Street and Almaden Boulevard. We look forward to your attendance either by proxy or in person. The notice of annual meeting, the proxy statement and the proxy card from the Board of Directors are enclosed. The materials provide further information concerning the annual meeting. Stockholders may access the notice of annual meeting and the proxy statement via the Internet at the Web site address indicated on the proxy card. Some of our stockholders will be accessing these materials and voting via the Internet.

   At this year's annual meeting, the agenda includes the election of one director and a proposal to ratify appointment of our independent auditing firm. The Board of Directors recommends that you vote FOR election of the nominee for director and FOR ratification of appointment of the independent auditors. Please refer to the proxy statement for detailed information on the election of director and the appointment of independent auditors.

   If you have any further questions concerning the annual meeting, please contact Investor Relations at (408) 975-3900.

                                          Sincerely yours,

                                          /s/ Bryan D. Stolle
                                          Bryan D. Stolle
                                          Chairman of the Board

[LOGO OF AGILE SOFTWARE]                                        Agile Software
                                                                 Corporation
                                                                 One Almaden
                                                                    Blvd.
                                                                  12th Floor
                                                                 San Jose, CA
                                                                    95113

                                                                 Main: (408)
                                                                   975-3900
                                                               Fax: (408) 271-
                                                                     4862
                                                                   E-Mail:
                                                              info@agilesoft.com

                   Notice of Annual Meeting of Stockholders
                                August 30, 2000
                            10:00 a.m. Pacific Time

Dear Stockholder:

   You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Agile Software Corporation which will be held on Wednesday, August 30, 2000 at 10:00 a.m. Pacific Time at the Hotel De Anza, 233 W. Santa Clara Street, San Jose, California. The annual meeting is being held for the following purposes:

  1. To elect a Director to hold office for his term or until his successor has been elected or appointed.

  2. To ratify the appointment of the accounting firm of PricewaterhouseCoopers LLP as independent auditors for the Company for the current year.

  3. To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

   These items are fully discussed in the following pages, which are made part of this notice. Only stockholders of record on the books of the Company at the close of business on July 3, 2000 will be entitled to vote at the annual meeting. A list of stockholders entitled to vote will be available for inspection at the offices of the Company, One Almaden Boulevard, San Jose, California, 95113.

   The Company requests that you vote your shares as promptly as possible. You may vote your shares in a number of ways. You may mark your votes, date, sign and return the proxy card. If you have shares registered directly with the Company's transfer agent, Boston EquiServe, you may choose to vote those shares via the Internet at Agile's voting Web site http://www.eproxyvote.com/agil or you may vote telephonically, within the U.S. and Canada only, by calling Boston EquiServe at 1-877-PRX-VOTE, (1-877-779-
8683). See "Voting Via the Internet or By Telephone" in the proxy statement for further details.

                                          AGILE BOARD OF DIRECTORS

                                          By: /s/ Thomas P. Shanahan
                                             Thomas P. Shanahan
                                             Secretary

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Proxy Statement...........................................................   1
  Proposal 1: Election of Director........................................   2
  Information about Agile Software Corporation............................   3
  Director Compensation...................................................   4
  Compensation Committee Interlocks and Insider Participation.............   4
  Employment Contracts, Termination of Employment and Change Of Control
   Arrangements...........................................................   4
  Proposal 2: Ratification of Selection of Independent Auditors...........   4
  Security Ownership of Certain Beneficial Owners and Management..........   6
  Executive Compensation..................................................   8
  Stock Options Granted in Fiscal 2000....................................   9
  Option Exercises and Fiscal 2000 Year-End Values........................  10
  Certain Relationships and Related Transactions..........................  10
  Report of the Compensation Committee on Executive Compensation..........  12
  Comparison of Stockholder Return........................................  14
  Other Matters...........................................................  14
  Stockholder Proposals to be Presented at next Annual Meeting............  15
  Voting via the Internet or by Telephone.................................  15
  Transaction of Other Business...........................................  16

VOTING THE PROXY CARD

   If you wish to vote on the paper proxy card instead of via the Internet or by telephone, please complete, sign, date and return the accompanying proxy card promptly in the enclosed addressed envelope. Postage need not be affixed to the envelope if mailed in the United States.

   The immediate return of your proxy will be of great assistance in preparing for the annual meeting and is therefore urgently requested, even if you plan to attend the annual meeting. If you attend the annual meeting and have made arrangements to vote in person, your proxy card will not be used.

VOTING ELECTRONICALLY OR BY TELEPHONE

   Instead of submitting your proxy vote with the paper proxy card, you may be able to vote electronically via the Internet or by telephone. See "Voting Via the Internet or By Telephone" on page 15 &16 of the proxy statement for further details. Please note that there are separate Internet and telephone voting arrangements, depending upon whether shares are registered in your name or in the name of a broker or bank.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON

   The annual meeting will be held on Wednesday, August 30, 2000 at 10:00 a.m. Pacific time at the Hotel De Anza, 233 W. Santa Clara Street, San Jose, California. Signs will direct you to the room where the annual meeting will be held.

If your shares are not registered in your own name and you plan to attend the annual meeting and vote your share in person, you should contact your broker or agent in whose name your shares are registered to obtain a broker's proxy and bring it to the annual meeting in order to vote.

[LOGO OF AGILE SOFTWARE]                                        Agile Software
                                                                 Corporation
                                                                 One Almaden
                                                                    Blvd.
                                                                  12th Floor
                                                                 San Jose, CA
                                                                    95113

                                                                 Main: (408)
                                                                   975-3900
                                                               Fax: (408) 271-
                                                                     4862
                                                                   E-Mail:
                                                              info@agilesoft.com

                                PROXY STATEMENT

   The enclosed proxy is solicited by the Board of Directors of Agile Software Corporation, a Delaware corporation ("Agile" or the "Company") for use in voting at the Annual Meeting of Stockholders to be held at Hotel De Anza, San Jose, California, on Wednesday, August 30, 2000, at 10 a.m. Pacific Time, and at any postponement or adjournment thereof, for the purposes set forth in the attached notice of annual meeting. The date of this Proxy Statement is July 27, 2000, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

   The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail through its employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse others to solicit proxies, personally or by telephone, without compensation.

 Voting and Revocability of Proxies

   All valid proxies received before the meeting will be exercised. When proxies are properly dated, executed and returned, the shares they represent will be voted at the annual meeting in accordance with the instructions of the stockholder. If no specific instructions are given on the proxy, the shares represented by proxies will be voted as follows:

  .  FOR the election of the nominee for director set forth herein,

  .  FOR ratification of the appointment of auditors.

   In addition, if other matters come before the annual meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters. A stockholder giving a proxy has the power to revoke the proxy at any time prior to its exercise by voting in person at the annual meeting, by giving written notice to the Secretary of the Company prior to the annual meeting or by giving a later dated proxy.

   Each share of Agile Software Corporation common stock outstanding on the record date will be entitled to one vote on all matters to be acted upon at the annual meeting. The Company's Bylaws provide that a majority of all of the shares of the Company's common stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as negative votes for each proposal other than the election of director. Broker non-votes are not counted or deemed to be present or represented for purposes of determining whether stockholder approval of a matter has been obtained, but they are counted as present for purposes of determining the existence of a quorum at the annual meeting. The candidate for election as director at the annual meeting who receive the highest number of affirmative votes will be elected. The ratification of the independent auditors for the Company for the current year requires the affirmative vote of a majority of the shares of the Company common stock present or represented and entitled to vote at the annual meeting.

 Record Date and Share Ownership

   Only stockholders of record on the books of the Company at the close of business on July 3, 2000 will be entitled to vote at the annual meeting. Presence in person or by proxy of a majority of the shares of common stock outstanding on the record date is required for a quorum. As of the close of business on July 3, 2000, the Company had 46,544,328 outstanding shares of common stock, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Copies of this proxy statement were first released to stockholders on July 27, 2000.

PROPOSAL 1: ELECTION OF DIRECTORS

   The Company has a classified Board of Directors currently consisting of two Class I directors (Mr. Michael Moritz and Mr. Klaus-Dieter Laidig), two Class II directors (Ms. Nancy Schoendorf and Mr. James Patterson), and two Class III directors (Mr. Bryan Stolle and Mr. Thomas Shanahan), who will serve until the annual meetings of stockholders to be held in 2000, 2001 and 2002, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at the annual meeting dates.

   Mr. Michael Moritz has informed the Company that he will not stand for re-election as a Director. Effective as of the Annual meeting, the Board of Directors has reduced the Board to five directors and to one Class I director.

   The term of the Class I director will expire on the date of the upcoming annual meeting. Accordingly, one person is to be elected to serve as a Class I director of the Board of Directors at the meeting. Management's nominee for election by the stockholders to that position is the current Class I member of the Board of Directors: Mr. Klaus-Dieter Laidig. If elected, the nominee will serve as director until the Company's Annual Meeting of stockholders in 2003 and until his successor is elected and qualified. The current director has been nominated for election to the Board of Directors. If the nominee is unable or unwilling to serve as a nominee for the office of director at the time of the annual meeting, the proxies may be voted for a substitute nominee who shall be designated by the proxy holders or by the present Board of Directors to fill such vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board of Directors has no reason to believe the foregoing nominee will be unwilling or unable to serve if elected as a director.

   If a quorum is present and voting, the nominee for Class I director receiving the highest number of votes will be elected as a Class I director. Abstentions and broker non-votes have no effect on the vote.

Recommendation of the Board

Unless marked otherwise, proxies received will be voted FOR election of the nominee named below. The Board of Directors recommends a vote "FOR" the election of the nominee listed below.

                                                                       Director
Name                                     Position With the Company Age  Since
----                                     ------------------------- --- --------

Class I director nominated for election at the 2000 Annual Meeting of
 Stockholders:

Klaus-Dieter Laidig.....................         Director           58   1998

   Klaus-Dieter Laidig has been a director of Agile since 1998. Since 1998, he has served as a management consultant with Laidig Business Consulting GmbH. From 1984 to 1997, he served as General Manager of Hewlett Packard GmbH. Mr. Laidig currently serves as a director of Latitude Communications, Inc., SAP AG, Henninger Braeu AG and several privately held companies. Mr. Laidig received an M.B.A. from the Pforzheim University of Applied Sciences in Germany.

   Except as noted above, the nominee has been engaged in the principal occupation set forth above during the past five years. There are no family relationships among any directors or executive officers of the Company.

Stock ownership information is shown under the heading "Security Ownership of Certain Beneficial Owners and Management" and is based upon information furnished by the respective individuals.

INFORMATION ABOUT AGILE SOFTWARE CORPORATION

   Continuing Directors. This section sets forth information concerning the age and background for the Company's current directors whose terms are continuing and excludes the Class I nominees to be elected at this meeting.

                                                                       Director
Name                               Position With the Company       Age  Since
----                               -------------------------       --- --------

Class II directors whose terms expire at the 2001 Annual Meeting of
 Stockholders:

Nancy J. Schoendorf......... Director                               45   1996

James L. Patterson.......... Director                               62   1996

Class III directors whose terms expire at the 2002 Annual Meeting of
 Stockholders:

Bryan D. Stolle............. Director, Chairman of the Board,       42   1995
                             Chief Executive Officer and President

Thomas P. Shanahan.......... Director, Executive Vice President,    54   1995
                             Chief Financial Officer and Secretary

   Nancy J. Schoendorf has served as a director of the Company since 1995. Ms. Schoendorf has been a general partner of Mohr, Davidow Ventures, a venture capital firm, since 1994, and a Managing Partner since 1997. Prior to joining Mohr, Davidow Ventures, Ms. Schoendorf spent 17 years in the computer industry including management positions with Hewlett-Packard, Software Publishing Corporation and Sun Microsystems. Ms. Schoendorf currently serves as a director of Broadbase Software, Inc. and Onvia.com, Inc. and several privately-held companies. Ms. Schoendorf received a B.S. in Computer Science from Iowa State University and an M.B.A. from Santa Clara University.

   James L. Patterson has served as a director of the Company since 1996. Mr. Patterson has been an independent consultant since 1989. Mr. Patterson currently serves as a director of Latitude Communications, Inc., a provider of integrated voice and data conferencing solutions, and several privately held companies. Mr. Patterson received a B.S. in Electrical Engineering from the University of Colorado.

   Bryan D. Stolle is a co-founder of the Company and has served as its President and Chief Executive Officer and a member of the Board of Directors since its inception in March 1995. From 1987 to 1994, Mr. Stolle served as Director of Product and Strategic Marketing at Sherpa Corporation, a developer of enterprise product data management software. From 1983 to 1987, Mr. Stolle served as Marketing Officer at Rexcom Systems, a software company co-founded by Mr. Stolle. Mr. Stolle received a B.A. in Business Administration and an M.B.A. from the University of Texas at Austin.

   Thomas P. Shanahan is a co-founder of the Company and has been a member of its Board of Directors since its inception. Since November 1997, Mr. Shanahan has served as the Company's Executive Vice President and Chief Financial Officer. From 1994 to 1997, Mr. Shanahan served as Vice President and Chief Financial Officer of Digital Generation Systems, Inc., a provider of digital distribution systems to the broadcast advertising industry. From 1993 to 1994, Mr. Shanahan served as Chief Financial Officer of Sherpa Corporation.
Mr. Shanahan received a B.A. in Economics from Stanford University and an M.B.A. from Harvard University.

   Meetings of the Board of Directors. The Board of Directors held eleven meetings during the fiscal year ended April 30, 2000. Each director is expected to attend each meeting of the Board and those committees on which he or she serves. In addition to meetings, the Board and its committees review and act upon matters through written consent procedures. No director attended less than 75% of all the meeting of the Board and those committees on which he or she served during the fiscal year ended April 30, 2000.

   The Corporation currently has standing Audit and Compensation Committees of the Board of Directors. Each of these committees has a written charter that has been approved by the Board. During the fiscal year ended April 30, 2000, the Audit Committee of the Board held two meetings and the Compensation Committee of the Board held one meeting. The Company has no standing nominating committee of the Board.

   Audit Committee. The Board of Directors has established an Audit Committee consisting of Mr. Laidig and Mr. Moritz. Effective on the date of the Annual Meeting Ms. Schoendorf and Mr. Patterson will join Mr. Laidig to constitute the Audit Committee. The Audit Committee reviews with our independent accountants the scope and timing of their audit services and any other services that they are asked to perform, the independent accountants' report on our consolidated financial statements following completion of their audit, and our policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee makes annual recommendations to our Board of Directors for the appointment of independent accountants for the ensuing year.

   Compensation Committee. The Board of Directors has established a Compensation Committee consisting of Mr. Patterson and Ms. Schoendorf. The Compensation Committee reviews and determines the salary and bonus criteria of and stock option grants to all executive officers and administers our employee benefit plans. For additional information about the Compensation Committee, see "Report of the Compensation Committee on Executive Compensation," and "Executive Compensation and Other Matters" below.

Director Compensation

   Our directors do not receive any cash compensation for their services as directors but are reimbursed for their reasonable travel expenses in attending meetings of the Board of Directors. Our directors are eligible to participate in our 1995 Stock Option, and employee-directors are able to participate in our 1999 Employee Stock Purchase Plan.

Compensation Committee Interlocks and Insider Participation

   No interlocking relationship exists between any member of our Board of Directors or our Compensation Committee and any member of the Board of Directors of Compensation Committee of any other Company, and no such relationship has existed in the past. Prior to the creation of our Compensation Committee in May 1999, all compensation decisions were made by our full board. Neither Mr. Stolle nor Mr. Shanahan participated in discussions by our board with respect to their compensation.

Employment Contracts, Termination of Employment and Change of Control
Arrangements

   None of our employee directors is employed under any employment agreement with significant contractual severance provisions. However, if any of our employee directors is terminated without cause during the eighteen months following a change of control, then vesting of all options to purchase our common stock held by these employees will accelerate.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   PricewaterhouseCoopers LLP has been the Company's independent auditors since its incorporation in 1995 and at the recommendation of the Audit Committee of the Board have been selected by the Board of Directors as the Company's independent auditors for the fiscal year ending April 30, 2001. In the event that ratification of this selection of auditors is not approved by a majority of the shares of common stock voting thereon, management will review its future selection of auditors.

   A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from the stockholders.

   Audit services of PricewaterhouseCoopers LLP for fiscal year 2000 included the examination of the consolidated financial statement of the Company and services related to filings made with the Securities and Exchange Commission, as well as certain services relating to the consolidated quarterly reports and annual and other periodic reports at international locations.

   Representatives of PricewaterhouseCoopers LLP normally attend each meeting of the Audit Committee of the Board. The Audit Committee on an annual basis reviews audit and non-audit services performed by PricewaterhouseCoopers LLP for the preceding year as well as the fees charged by PricewaterhouseCoopers LLP for such services. Non-audit services are approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the auditors' independence.

Recommendation of the Board

The Board of Directors recommends a vote "FOR" Ratification of the Appointment of PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending April 30, 2001. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted for Ratification of the Appointment.

Security Ownership of Certain Beneficial Owners and Management

   The following sets forth information regarding ownership of the Company's outstanding common stock as of July 3, 2000 by (i) each stockholder known by the Company to be the beneficial owners of more than 5% of the Company's outstanding shares of common stock, (ii) each director and named executive officer, and (iii) all directors and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each person named in the table has sole voting and sole investment powers with respect to all shares of common stock shown as beneficially owned by them. Applicable percentage ownership in the table is based on 47,238,758 shares of common stock outstanding as of July 3, 2000. Of the total shares outstanding, 1,525,274 shares are subject to the Company's right of repurchase. Beneficial ownership is determined under the rules and regulations of the Securities and Exchange Commission. Shares of common stock subject to options or warrants that are presently exercisable or exercisable within 60 days of July 3, 2000 are deemed outstanding for the purpose of computing the percentage ownership of the person or entity holding options or warrants, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity. Entries denoted by an asterisk represent an amount less than 1%.

                                                     Amount and
                                                     Nature Of    Percent of
                                                     Beneficial  Common Stock
Name of Beneficial Owner(1)                          Ownership  Outstanding(2)
---------------------------                          ---------- --------------

5% Stockholders

Entities Affiliated with Mohr, Davidow
 Ventures(3)(11)....................................  9,103,965      19.3%
Entities Affiliated with Putnam Investment
 Management, Inc....................................  3,368,830       7.1%
Entities Affiliated with Sequoia Capital(4)(12).....  3,345,478       7.1%

Directors and Executive Officers

Bryan D. Stolle(5)..................................  1,832,936       3.9%
Thomas P. Shanahan(6)...............................    695,000       1.5%
Coulter, Kenneth(14)................................    450,000       1.0%
Wise, Dorothy(8)....................................    435,000         *
Hammond, Scott(9)...................................    345,030         *
Schrader, Carol(7)..................................    320,000         *
Patterson, James(10)................................    225,654         *
Schott, Gregg(14)...................................    175,000         *
Laidig, Klaus Dieter(13)............................     96,667         *
Schoendorf, Nancy J. (11)...........................     58,976         *
Moritz, Michael(12).................................         --        --

Directors and executive officers as a group
 (9 persons)(15).................................... 17,083,706      36.2%

--------
  *   Less than 1%.
 (1) The persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.
 (2) Calculated on the basis of 47,238,758 shares of Common Stock outstanding as of July 3, 2000, except that shares of Common Stock underlying options exercisable within 60 days following July 3, 2000 are deemed outstanding for purposes of calculating the beneficial ownership of Common Stock of the holders of such options.
 (3) Includes 9,044,998 shares held by Mohr, Davidow Ventures IV, L.P. Ms. Schoendorf, a director of Agile, is a general partner of Mohr, Davidow Ventures. The address for Mohr, Davidow Ventures is 2775 Sand Hill Road, Building 1, Suite 240, Menlo Park, CA 94025.

 (4) Consists of 219,760 shares held by Sequoia 1995, 4,160 shares held by Sequoia 1997, 318,074 shares held by Sequoia Capital Growth Fund, 2,631,214 shares held by Sequoia Capital VI, 20,302 shares held by Sequoia Technology Partners III, 144,572 shares held by Sequoia Technology Partners VI and 7,396 shares held by SQP 1997. Mr. Moritz, a director of Agile, is a general partner of the general partners of the entities affiliated with Sequoia Capital. The address for Sequoia Capital is 3000 Sand Hill Road, Building 4, Menlo Park, California 94025.
 (5) Includes 30,000 shares held by Bryan D. Stolle as Custodian for Jacob N. Stolle under UCAUTMA, 30,000 shares held by Bryan D. Stolle as Custodian for Wilson E. Stolle under UCAUTMA, 200,000 shares held by the Deborah
      S. Stolle Annuity Trust dated August 18, 1999, 200,000 shares held by the Bryan D. Stolle Annuity Trust dated August 18, 1999, 2,000 shares held by Bryan D. Stolle as Custodian for Caroline Stolle under UCAUTMA, 2,000 shares held by Bryan D. Stolle as Custodian for Michael Pettit under UCAUTMA and 2,000 shares held by Bryan D. Stolle as Custodian for Jonathan Pavlicek under UCAUTMA. Also includes 363,175 shares subject to options that are exercisable within 60 days following July 3, 2000.
 (6) Includes 53,959 shares subject to a right of repurchase in favor of Agile which lapses over time. Also includes 30,000 shares held by Robert
      M. Smelick as Custodian for Thomas A. Shanahan, 30,000 shares held by Robert M. Smelick as Custodian for Kelly J. Shanahan, 30,000 shares held by Robert M. Smelick as Custodian for Patrick L. Shanahan, 10,000 shares held by the Thomas Alan Shanahan Trust, 10,000 shares held by the Kelly Jean Shanahan Trust, 10,000 shares held by the Patrick Lee Shanahan Trust, and 395,000 shares held by the Thomas P. Shanahan and Robyn Lynn Shanahan, Trustees of the Shanahan Family Trust u/d/t dated April 15, 1997. Also includes 100,000 shares subject to options within 60 days following July 3, 2000.
 (7) Includes 105,787 shares subject to a right of repurchase in favor of Agile which lapses over time, (71,635 shares for Carol Schrader and 34,152 shares for Eric Schrader). Also includes 140,283 shares subject to options exercisable within 60 days following July 3, 2000, (117,500 shares for Carol Schrader and 22,783 shares for Eric Schrader).
 (8) Includes 42,000 shares subject to a right of repurchase in favor of Agile which lapses over time. Also includes 89,082 shares subject to options exercisable within 60 days following July 3, 2000.
 (9) Includes 1,890 shares subject to options exercisable within 60 days following July 3, 2000.
(10) Includes 29,632 shares held by The Patterson Grandchildren's Trust, of which James L. Patterson is trustee, and 146,022 shares held by The Patterson Family Trust, of which James L. Patterson is trustee. The address for Mr. Patterson is 356 Bachman Court, Los Gatos, CA 95030.
(11) Includes 58,967 shares held by Ms. Schoendorf directly, and 9,044,998 shares held by Mohr, Davidow Ventures IV, L.P. Ms. Schoendorf is a general partner of Mohr, Davidow Ventures. Ms. Schoendorf disclaims beneficial ownership of shares held by these entities, except to the extent of her proportional pecuniary interest arising from her partnership interest in Mohr, Davidow Ventures. The address for Ms. Schoendorf is c/o Mohr, Davidow Ventures, 2775 Sand Hill Road, Building 1, Suite 240, Menlo Park, CA 94025. See footnote 3.
(12) Includes 219,760 shares held by Sequoia 1995, 4,160 shares held by Sequoia 1997, 318,074 shares held by Sequoia Capital Growth Fund, 2,631,214 shares held by Sequoia Capital VI, 20,302 shares held by Sequoia Technology Partners III, 144,572 shares held by Sequoia Technology Partners VI, and 7,396 shares held by SQP 1997. Mr. Moritz is a general partner of the general partners of the entities affiliated with Sequoia Capital. Mr. Moritz disclaims beneficial ownership of shares held by these entities, except to the extent of his proportional pecuniary interest arising from his partnership interest in the general partner of the general partners of the entities affiliated with Sequoia Capital. The address for Mr. Moritz is c/o Sequoia Capital, 3000 Sand Hill Road, Building 4, Menlo Park, California 94025.
(13) Represents shares subject to options that are exercisable within 60 days following July 3, 2000. The address for Mr. Laidig is Taunusstrassee 8, Bobligen, Germany D-71032.
(14) Represents shares subject to options exercisable within 60 days following, July 3, 2000.
(15) Includes 694,430 shares subject to options exercisable within 60 days following July 3, 2000.

Executive Compensation

   The following table presents information for the fiscal years ended April 30, 1998, 1999, and 2000 regarding the compensation paid to our chief executive officer and each of our four highest-paid executive officers whole total salary and bonus exceeded $100,000 for the fiscal year ended April 30, 2000.

                          Summary Compensation Table

                                                    Long Term
                                                   Compensation
                            Annual Compensation      Awards/
                          ------------------------  Securities
Name and Principal        Fiscal                    Underlying     All Other
Position                   Year   Salary  Bonus(1)   Options    Compensation(2)
------------------        ------ -------- -------- ------------ ---------------
Bryan Stolle ............  2000  $185,219 $60,000    158,100        $6,000
 Chairman and Chief
  Executive Officer        1999   159,997  50,000    250,000         4,000
                           1998   150,000  20,000    113,500         2,025

Thomas P. Shanahan(3)....  2000   161,664  60,575    130,000          --
 Chief Financial Officer   1999   146,664  29,755     50,000          --
                           1998    52,494  17,500     60,000          --

Carol B. Schrader(4).....  2000   124,583  42,280    170,000          --
 Vice President,
  Marketing                1999   114,000  19,000     64,000          --
                           1998    55,250    --      106,000          --

Dorothy Wise               2000   148,958  62,500     79,000          --
 Vice President,
  Development and Support  1999   138,000  41,669     50,000          --
                           1998   138,403  26,000     70,000          --

Scott Hammond(5).........  2000    54,582 136,711    183,360          --
 Vice President, e-
  Procurement and e-Sales  1999     --       --         --            --
                           1998     --       --         --            --

--------
(1) Bonuses are based on performance. See "Report of the Compensation Committee on Executive Compensation."
(2)  Represents car allowances paid to Mr. Stolle.
(3)  Mr. Shanahan joined Agile in November 1997.
(4)  Ms. Schrader joined Agile in October 1997.
(5)  Mr. Hammond joined Agile in December 1999.

Stock Options Granted in Fiscal 2000

   The following table provides the specified information concerning grants of options to purchase the Company's common stock made during the fiscal year ended April 30, 2000, to the persons named in the Summary Compensation Table. Except as otherwise noted these options vest over a five year period from the date of grant, with 20% vesting after one year and the remaining vesting 1/60 per month over the remaining four years. Vesting of the option shares will fully accelerate upon a change in our control and involuntary termination of the employee's services during the subsequent 18 months.

                       Individual Grants in Fiscal 2000

                                                                           Potential Realizable
                                                                             Value at Assumed
                         Number of   Percent of                           Annual Rates of Stock
                         Securities Total Options                         Price Appreciation for
                         Underlying  Granted to     Exercise                  Option Term(3)
                          Options   Employees in     Price     Expiration ----------------------
Name                     Granted(1)  Fiscal 2000  ($/share)(2)    Date        5%         10%
----                     ---------- ------------- ------------ ---------- ---------- -----------
Bryan D. Stolle(4)......  158,100       1.90%        $20.70      4/16/10  $2,056,210 $ 5,210,429
Thomas P. Shanahan(5)...   50,000       0.59           2.50       5/6/09      78,585     199,133
                           80,000       0.95          20.69      4/17/10   1,040,821   2,637,644
Carol B. Schrader(6)....   90,000       1.07           2.50       5/6/09     141,452     358,440
                           40,000       0.47           5.00       8/3/09     125,735     318,613
                           40,000       0.47          20.69      4/16/10     520,230   1,318,262
Dorothy O. Wise(7)......   30,000       0.36           2.50       5/6/09      47,151     119,480
                           29,000       0.34          20.69      4/16/10     377,167     955,740
                           20,000       0.24          20.69      4/17/10     260,205     659,411
Scott R. Hammond(8).....   30,000       0.36           5.00     11/23/09   2,740,395   4,451,884
                          150,000       1.78          59.16     11/23/09   5,578,530  14,135,977
                            3,360       0.00           1.49       5/5/08       3,141       7,971

--------
(1) Options granted in fiscal 2000 under our 1995 Stock Option Plan, and are generally immediately exercisable. Under the option plan, the Board of Directors retains discretion to modify the terms, including the price of outstanding options. We have a right of repurchase as to any unvested shares upon optionee's termination of employment at their original exercise price. See "INFORMATION ABOUT AGILE SOFTWARE CORPORATION-- Employment contracts and termination of employment and change-in-control arrangements."

(2) All options were granted at fair market value on the date of grants, except for the 30,000 shares granted Mr. Hammond that expire on November 23, 2009.

(3) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the Securities and Exchange Commission's rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily to be achieved.

(4) These options vest monthly 1/48th per month beginning April 30, 2000.

(5) These options vest monthly, 1/60th per month, or 1/24th per month beginning November 30, 2000.

(6) These options vest 25% after one year, the remaining in equal monthly installments thereafter, or 1/24th per month beginning October 31, 2000.

(7) These options vest monthly, 1/60th per month beginning December 31, 2000, or 1/48th per month or /1/12/th per month, beginning April 30, 2000.

(8) These options vest 20% after one year, the remaining in equal monthly installments of 1/48th per month, or 20% after one year, the remaining in equal monthly installments of 1/16 per month.

Option Exercises and Fiscal 2000 Year-End Values

   The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended April 30, 2000, and unexercised options held as of April 30, 2000, by the persons named in the Summary Compensation Table above. A portion of the shares subject to these options are not yet vested, and thus would be subject to repurchase by the Company at a price equal to the option exercise price, if the corresponding options were exercised before those shares had vested.

   Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values

                                           Number of Securities
                                                Underlying        Value of Unexercised
                          Shares            Unexercised Options   In-the-Money Options
                         Acquired            at April 30, 2000     at April 30, 2000
                            on     Value   --------------------- ----------------------
Name                     Exercise Realized Vested(1) Unvested(2) Vested(3)  Unvested(4)
----                     -------- -------- --------- ----------- ---------- -----------
Bryan D. Stolle.........      --  $    --   70,002     438,098   $2,504,946 $12,608,316
Thomas P. Shanahan......      --       --       --     180,000           --   4,828,750
Carol B. Schrader.......  20,000   50,000       --     170,000           --   5,071,625
Dorothy O. Wise.........      --       --       --     129,000           --   3,626,125
Scott Hammond...........      --       --    1,470     181,890       52,294   1,029,110

--------
(1) Stock options granted under the 1995 Stock Option Plan are generally immediately exercisable at the date of grant, but shares received upon exercise of unvested options are subject to repurchase by the Company. The options listed vest at various times from the date hereof through the year 2006.
(2) Represents shares which are unvested.
(3) Represents shares that are immediately exercisable and/or vested. Based on the closing price of $37.06 reported on the NASDAQ National Market on April 30, 2000, less the exercise price.
(4) Based on a fair market value of $37.06, the closing price of the Company's Common Stock on April 30, 2000, as reported by the Nasdaq National Market.

Certain Relationships and Related Transactions

Sales of Preferred Stock to Insiders

   Since inception in March 1995, the Company has issued shares of preferred stock, in private placement transactions to the following persons who are executive officers, directors or principal stockholders of Agile:

                          Series A  Series B  Series C  Series D  Series E  Series F
                          Preferred Preferred Preferred Preferred Preferred Preferred
Investor(s)                 Stock     Stock     Stock     Stock     Stock     Stock
-----------               --------- --------- --------- --------- --------- ---------
Entities affiliated with
 Sequoia Capital........   150,000     --     2,275,000  322,000   334,672   148,148
Entities affiliated with
 Mohr, Davidow
 Ventures...............    30,000  2,825,000 1,225,000  448,000   565,424    74,074
Entities affiliated with
 Accel Partners.........   140,000     --                580,000    85,893   222,222
Entities affiliated with
 James Patterson........               --        75,000    --       14,011    14,816
Affiliates of Bryan
 Stolle.................   185,000     --        --        --        --        --
Thomas Shanahan.........    85,000     --        --        --        --        --

   The preferred stock purchased by these directors and affiliates was purchased on the same terms and conditions as the preferred stock purchased by other investors. The preferred stock was converted into common stock at the closing of the Company's initial public offering on August 1999.

   In April 1995, the Company issued a total of 1,150,000 shares of Series A preferred stock and in May 1995 the Company issued 82,500 shares of Series A preferred stock at a purchase price of $0.10 per share. The purchasers of the Series A Preferred Stock originally included various private individuals including Thomas P. Shanahan, Chief Financial Officer and a director of Agile, and relatives of Bryan Stolle, Chairman and Chief Executive Officer of Agile. Subsequently, entities affiliated with Sequoia Capital, Mohr, Davidow Ventures and Accel Partners purchased the shares of Series A preferred stock reflected in the table above from some of these private individuals.

   In June 1995, the Company issued a total of 2,937,995 shares of Series B preferred stock at a purchase price of $0.354 per share. In January 1996, the Company issued 3,500,000 shares of Series C preferred stock and in October 1996 the Company issued 75,000 shares of Series C preferred stock at a purchase price of $1.16 per share. In February 1997, the Company issued 1,350,000 shares of Series D preferred stock at a purchase price of $2.964 per share. In November 1997, the Company issued 1,000,000 shares of Series E preferred stock at a purchase price of $5.00 per share. In June 1998, the Company issued 1,778,778 shares of Series F preferred stock at a purchase price of $6.75 per share.

   The entities affiliated with Sequoia Capital were together considered a greater than 5% stockholder of Agile during the fiscal year ended April 30, 2000. Mr. Michael Moritz, a current director of Agile, who is not standing for reelection, is a general partner of Sequoia Capital. Entities affiliated with Mohr, Davidow were together considered a greater than 5% stockholder of Agile during the fiscal year ended April 30, 2000. Ms. Nancy Schoendorf, a director of Agile, is a general partner of Mohr, Davidow. Entities affiliated with Accel Investors are together considered a greater than 5% stockholder of Agile. Mr. James Patterson is a director of Agile, Mr. Bryan Stolle is Chairman and Chief Executive Officer of Agile, and Mr. Thomas Shanahan is Chief Financial Officer and a director of Agile.

Loans to Executive Officers and Directors

   On November 17, 1997, the Company loaned $31,800 to Carol B. Schrader, its Vice President, Marketing, in connection with the purchase of 106,000 shares of its common stock for $.30 per share upon exercise of stock options. The note accrued interest at the rate of 6.14% per year and is due on November 17, 2001. This note was repaid on November 15, 1999.

   On August 14, 1998, the Company loaned $51,700 to Ms. Schrader, in connection with the purchase of 44,000 shares of its common stock for $1.175 per share upon exercise of stock options. This note accrued interest at the rate of 5.68% per year and was due on August 4, 2003. This note was repaid on December 22, 1999.

   On November 17, 1997, the Company loaned $5,475 to Eric Schrader, an affiliate of Carol Schrader, in connection with the purchase of 18,250 shares of our common stock for $.30 per share upon exercise of stock options. The note accrued interest at the rate of 6.14% per year and was due on November 17, 2001. The loan was full recourse and secured by a pledge of the stock purchased upon exercise of the stock option. This note was repaid on December 22, 1999.

   On November 12, 1999, the Company made an unsecured loan in the amount of $25,000 to Ms. Schrader. The loan accrued interest at the rate of 6.00% per year and was due on the earlier to occur of the termination of Ms. Schrader's employment with the Company, sale by Ms. Schrader of any Agile common stock, or at the rate of $250.00 per semi-monthly pay period beginning July 1, 2000. This note to Ms. Schrader was not made in connection with the exercise of stock options and was repaid on December 22, 1999.

   On June 1, 1999, the Company loaned $132,500 to Klaus-Dieter Laidig, a member of the Board of Directors of the Company, in connection with the purchase of 100,000 shares of the Company's common stock for $1.325 per share upon exercise of stock options. The note accrues interest at the rate of 4.84% per year, and is due on June 1, 2004. This loan is full recourse and secured by a pledge of the stock purchased upon exercise of the stock option. The principal amount only of this note was repaid on May 12, 2000 and has accrued interest outstanding.

Indemnification

   The Company has entered into indemnification agreements with each of its directors and officers. Such indemnification agreements will require the Company to indemnify our directors and officers to the fullest extent permitted by Delaware law.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

   The Compensation Committee of the Board of Directors administers the Company's executive compensation program. In this regard, the role of the Compensation Committee, which is comprised entirely of outside, non-employee directors, is to review and approve salaries and other compensation of the executive officers of the Company and to administer the Executive Officer Bonus Plan (the "EOBP"). The Compensation Committee also reviews and approves various other Company compensation policies and matters, and administers the Company's stock option plans, including the review and approval of stock option grants to the executive officers of the Company. The members of the Compensation Committee during the fiscal year ended April 30, 2000 were Mr. Patterson and Ms. Schoendorf.

General Compensation Philosophy

   The Company's general compensation philosophy is that total cash compensation should vary with the performance of the Company in attaining financial and non-financial objectives and that any long-term incentive compensation should be closely aligned with the interests of the stockholders. The Company has several performance-based compensation programs in which the majority of Agile's employees are eligible to participate. Most company employees not compensated on a commission basis participate in the Employee Bonus Program (the "EBP"). For the executive officers, participation in the EOBP is in lieu of participation in the EBP.

   Total cash compensation for the majority of Agile's employees, including its executive officers, consists of the following components:

  . Base Salary;

  . A cash bonus that is based on certain performance objectives.

   In addition to encouraging stock ownership by granting stock options, the Company further encourages its employees to own Company stock through a tax-qualified employee stock purchase plan, which is generally available to all employees. This plan allows participants to buy Company stock at a discount to the market price with up to 10% of their salary and bonuses (subject to certain limits), therefore allowing employees to profit when the value of he Company's stock increases over time.

Setting Executive Compensation

   The goals of the Company's executive officer compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align executive officer compensation with the Company's performance and to motivate executive officers to achieve the Company's business objectives. In setting the base salary and individual bonus target amount (referred to hereinafter as "BSBT") for executive officers, the Compensation Committee reviews information relating to executive compensation of U.S.-based companies that are considered generally comparable to the Company. While there is no specific formula that is used to set pay in relation to this market data, executive officer BSBT is generally set to be slightly below the average salaries for comparable jobs in the marketplace. However, when the Company's business groups meet or exceed certain predetermined financial and non-financial goals, amounts paid under the Company's performance-based compensation programs may lead to total cash compensation levels that are higher than the average salaries for comparable jobs.

   The Company has considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations which restrict deductibility of executive compensation paid to the Company's chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the Company's stock option plans would generally qualify for an exemption from these restrictions so long as the options are granted by a committee whose members are non-employee directors The Company expects that the Compensation Committee will generally be comprised of non-employee directors, and that to the extent such Committee is not so constituted for any period of time, the options granted during such period will not be likely to result in compensation exceeding $1,000,000 in any year. The Committee does not believe that in general other components of the Company's compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Committee's policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

Base Salary

   The Compensation Committee reviews the history of and proposals for the compensation package of each of the Company's executive officers, including BSBT and performance-based compensation components. The base salary is then set as a percentage of BSBT, taking into account the level and amount of responsibility of the individual.

   As a result of this process, and in accordance with the Company's compensation philosophy that total cash compensation should vary with Company performance, the Compensation Committee establishes base salaries of the Company's executive officers at levels which the Compensation Committee believes are below the average base salaries of executives of companies considered by the Compensation Committee to be comparable to the Company. Thus, as set forth below, a large part of each executive officer's potential total cash compensation is dependent on the performance of the Company as measured through its performance-based compensation programs.

Performance-Based Compensation

 Executive Officer Bonus Plan

   In May 1999, the Compensation Committee established individual bonus targets ranging from $45,000 to $120,000 for each of the executive officers. Each executive officer's bonus target is an amount equal to such percentage of the base salary paid to such executive officer as the Compensation Committee shall determine. The Chief Executive Officer may in his discretion reduce a bonus payable to an executive officer, based upon the Chief Executive Officer's evaluation of such executive officer's job performance or other factors the Chief Executive Officer deems appropriate. In addition to bonuses paid in connection with corporate performance, the Compensation Committee, in its discretion, may provide a bonus based on individual achievement of individual performance goals, established at the beginning of the year. In fiscal 2000, the corporate performance goals were attained and accordingly bonuses were awarded to executive officers.

   Mr. Stolle's compensation as President and Chief Executive Officer was established by the Compensation Committee in May 1999. Under the terms of the options granted to Mr. Stolle, if Mr. Stolle is terminated without cause during the eighteen months following a change of control, then vesting of all of his options to purchase the Company's common stock held by Mr. Stolle will accelerate.

                                          COMPENSATION COMMITTEE

                                          James Patterson
                                          Nancy Schoendorf

                        COMPARISON OF STOCKHOLDER RETURN

   Set forth below is a line graph comparing the cumulative total stockholder return on Agile Software Corporation common stock against the cumulative total return of the Nasdaq Stock Market (U.S.) Index and the Nasdaq Computer & Data Processing Index between August 20, 1999 (the date the Company's stock commenced trading) and April 30, 2000. The graph and table assume that $100 was invested on August 20, 1999 in each of Agile common stock, Nasdaq Stock Market (U.S.) Index and the Nasdaq Computer & Data Processing Index. No cash dividends have been declared on the Company's common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

  Comparison of Cumulative Total Return From August 20, 1999 through April 30,
   2000: Agile Software Corporation, Nasdaq Stock Market (U.S.) Index and the
                    Nasdaq Computer & Data Processing Index


              Agile                               NASDAQ
             Software         NASDAQ            Computer &
           Corporation    Stock Market--US    Data Processing
08/20/99     100.000          100.000             100.000
08/31/99     124.765          103.627             106.549
09/30/99     160.502          103.736             111.681
10/29/99     245.768          112.044             119.986
11/30/99     267.241          125.631             140.078
12/31/99     544.788          153.205             189.926
01/31/00     369.906          147.618             168.657
02/29/00     358.777          175.853             199.833
03/31/00     313.480          172.239             187.463
04/28/00     185.893          144.941             143.536


                         08/20/99 08/31/99 09/30/99 10/29/99 11/30/99 12/31/99 01/31/00 02/29/00 03/31/00 04/28/00
                         -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
Agile Software
 Corporation............   100    124.765  160.502  245.768  267.241  544.788  369.906  358.777  313.480  185.893
NASDAQ Stock Market-
 U.S....................   100    103.627  103.736  112.044  125.631  153.205  147.618  175.853  172.239  144.941
NASDAQ Computer & Data
 Processing.............   100    106.549  111.681  119.986  140.078  189.926  168.657  199.833  187.463  143.536

OTHER MATTERS

   Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, among others, to file with the Securities and Exchange Commission (the "SEC") and The Nasdaq Stock Market, Inc. an initial report of ownership of the Company's stock on

   Form 3 and reports of changes in ownership on a Form 4 or a Form 5. Persons subject to Section 16 are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Under SEC rules, certain forms of indirect ownership and ownership of Company stock by certain family members is covered by these reporting rules. As a matter of practice, the Company's administrative staff assists the Company's executive officers and directors in preparing initial reports of ownership and reports of changes in ownership and in filing these reports on their behalf.

   Based solely on a review of the copies of such forms furnish to the Company, and on written representations from certain reporting persons, the Company believes that during fiscal 2000, all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were complied with except that the initial statement of beneficial ownership for entities affiliated with Sequoia Capitol and one transaction on a statement of change in beneficial ownership for each of Michale Moritz and entities affiliated with Sequoia Capital was not timely filed.

   Financial Statements. The Company's financial statements for the year ended April 30, 2000 are included in the Company's 2000 Annual Report to Stockholders. Copies of the annual report are being sent to the Company's stockholders concurrently with the mailing of this proxy statement. Stockholders directly registered by name on the books of Boston EquiServe, or holding shares in nominee name through certain brokers and banks, have in earlier mailings been offered the opportunity to obtain this proxy statement and the annual report by accessing it in electronic form on the Company's Web site instead of receiving paper copies. If you have not received or had access to the annual report, please notify the Company's Investor Relations at One Almaden Boulevard, San Jose, California, 95113 and a copy will be sent to you. The Company's annual report and this proxy statement are available on Agile's Investor Relations Web site (www.agilesoft.com).

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

   The Company has an advance notice provision under its bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Company. A stockholder proposal to be timely must be received at the Company's principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty calendar days from the date contemplated at the time of the previous year's proxy statement or
(iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

   Proposals of stockholders intended to be presented at the next annual meeting of the stockholders of the Company must be received by the Company at its offices at One Almaden Boulevard, San Jose, California 95113, no later than March 29, 2001, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

VOTING VIA THE INTERNET OR BY TELEPHONE

   If you hold your shares directly          If you hold your shares in an account
   registered in your name with Boston       with a broker or a bank that participates
   EquiServe:                                in the ADP Investor Communication Service
                                             program:
--------------------------------------------------------------------------------------
   To vote by phone 1-877-PRX-VOTE, (1-877-  To vote by phone: your voting form from
   779-8683)                                 your broker or bank will show the
   To vote via the Internet:                 telephone number to call.
   http://www.eproxyvote.com/agil            To vote via the Internet
                                             http://www.eproxyvote.com/agil

   For Shares Directly Registered in the Name of the Stockholder. Stockholders with shares registered directly in their name with Boston EquiServe may vote those shares telephonically by calling Boston EquiServe at 1-877-PRX-VOTE, (1-877-779-8683) or via the Internet at. http://www.eproxyvote.com/agil. For Shares Registered in the Name of a Broker or a Bank. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provide by Boston EquiServe for shares registered directly in the name of the stockholder. If your shares are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services' voting http://www.eproxyvote.com/agil.

   General Information for All Shares Voted Via the Internet or By Telephone. Votes submitted via the Internet or by telephone must be received by 12:00 midnight Eastern Time on August 29, 2000. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the annual meeting.

   The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Counsel has advised the Company that the Internet voting procedures that have been made available through Boston EquiServe are consistent with the requirements of applicable law. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

TRANSACTION OF OTHER BUSINESS

   At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2000 annual meeting of stockholders of Agile Software Corporation, other than as described in this Proxy Statement. If other matters come before the annual meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

                                          By Order of the Board of Directors

                                          By:/s/ Thomas P. Shanahan
                                             Thomas P. Shanahan
                                             Secretary

San Jose, California
Dated: July 27, 2000

                                 DETACH HERE


                                     PROXY


                          AGILE SOFTWARE CORPORATION


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS




The undersigned hereby authorizes Bryan D. Stolle and Thomas P. Shanahan as Proxies, with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of the stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Agile Software Corporation to be held on August 30, 2000, or at any postponement or adjournment thereof, with respect to the matters set forth on the reverse side.

The proxy will be voted in accordance with specifications made on the reverse side.

IF YOU DO NOT INDICATE HOW YOU WISH THIS PROXY TO BE VOTED, THE PROXYHOLDERS WILL VOTE "FOR" MANAGEMENT'S NOMINEE FOR DIRECTOR AND "FOR" PROPOSAL 2, AND IN THEIR DISCRETION ON SUCH OTHER MATTERS AS ARE PROPERLY BROUGHT BEFORE THE MEETING.


--------------------                                          ------------------
  SEE REVERSE SIDE                                                SEE REVERSE
       SIDE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SIDE
--------------------                                          ------------------

 --------------------                        ---------------------
  Vote by Telephone                             Vote by Internet
 --------------------                        ---------------------


It's fast, convenient, and immediate!                   It's fast, convenient, and your vote
Call Too-Free on a Touch-Tone Phone                     is immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

--------------------------------------------------     ----------------------------------------------------
Follow these four easy steps:                           Follow these four easy steps:

 1. Read the accompanying Proxy                          1. Read the accompanying Proxy
    Statement/Prospectus and Proxy Card.                    Statement/Prospectus and Proxy Card.

 2. Call the toll-free number                            2. Go to the Website
    1-877-PRX-VOTE (1-877-779-8683)                         http://www.eproxyvote.com/agil

 3. Enter your 14-digit Voter Control Number             3. Enter your 14-digit Voter Control Number
    located on your Proxy Card above your name.             located on your Proxy Card above your name.

 4. Follow the recorded instructions.                    4. Follow the instructions provided.
--------------------------------------------------     ----------------------------------------------------
 Your vote is important!                                 Your vote is important!
 Call 1-877-PRX-VOTE anytime!                            Go to http://www.eproxyvote.com/agil anytime!


Do not return your Proxy Card if your are voting by Telephone or Internet





                                  DETACH HERE


--- Please mark
 X  votes as in
--- this example.

    1. Election of Director,
       Directors recommend: a vote FOR election
                            of the following nominee                                                        FOR     AGAINST  ABSTAIN
                                                                                                          -------- -------- --------
       Nominee:  (01) Klaus dieter Laidig                       2. Ratification of PricewaterhouseCoopers
                                                                   LLP as independent auditors.           -------- -------- --------
                   FOR           WITHHELD
                --------        ---------

                --------        ---------                       3. Transact other business properly coming before the meeting or any adjournment thereof.

                                                                                                                            -------
                                                                MARK HERE IF YOU PLAN TO ATTEND THE MEETING
                                                                                                                            -------


                                                                                                                            -------
                                                                MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT
                                                                                                                            -------



                                                                Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.


Signature: _________________________________ Date: ____________  Signature: ________________________________ Date: _______________